                                 Exhibit 3.2

                          Bylaws of Printpack, Inc.

                               PRINTPACK, INC.

                                   BYLAWS

                           ADOPTED AUGUST 12, 1996

                              TABLE OF CONTENTS



                                                              Page
                                                              ----
ARTICLE ONE - OFFICES AND AGENT

     Section 1.1     Registered Office and Agent                1
     Section 1.2     Other Offices                              1

ARTICLE TWO - SHAREHOLDERS' MEETINGS

     Section 2.1     Place of Meetings                          1
     Section 2.2     Annual Meetings                            1
     Section 2.3     Special Meetings                           1
     Section 2.4     Notice of Meetings                         1
     Section 2.5     Voting Group                               2
     Section 2.6     Quorum                                     2
     Section 2.7     Vote Required for Action                   2
     Section 2.8     Voting of Shares                           2
     Section 2.9     Proxies                                    2
     Section 2.10    Presiding Officer                          3
     Section 2.11    Adjournments                               3
     Section 2.12    Action of Shareholders Without a Meeting   3

ARTICLE THREE - THE BOARD OF DIRECTORS

     Section 3.1     General Powers                             3
     Section 3.2     Number, Election and Term of Office        4
     Section 3.3     Removal                                    4
     Section 3.4     Vacancies                                  4
     Section 3.5     Compensation                               4

ARTICLE FOUR - MEETINGS OF THE BOARD OF DIRECTORS

     Section 4.1     Regular Meetings                           5
     Section 4.2     Special Meetings                           5
     Section 4.3     Place of Meetings                          5
     Section 4.4     Notice of Meetings                         5
     Section 4.5     Quorum                                     5


                                                              Page
                                                              ----
     Section 4.6     Vote Required for Action                   5
     Section 4.7     Participation by Conference Telephone      6
     Section 4.8     Action by Directors Without a Meeting      6
     Section 4.9     Adjournments                               6
     Section 4.10    Committees of the Board of Directors       6

ARTICLE FIVE - MANNER OF NOTICE AND WAIVER AS TO
                SHAREHOLDERS AND DIRECTORS

     Section 5.1     Procedure                                  6
     Section 5.2     Waiver                                     7

ARTICLE SIX - OFFICERS

     Section 6.1     Number                                     8
     Section 6.2     Election and Term                          8
     Section 6.3     Compensation                               8
     Section 6.4     Chairman of the Board                      8
     Section 6.5     President                                  8
     Section 6.6     Vice Presidents                            9
     Section 6.7     Secretary                                  9
     Section 6.8     Treasurer                                  9
     Section 6.9     Bonds                                      9

ARTICLE SEVEN - DISTRIBUTIONS AND SHARE DIVIDENDS

     Section 7.1     Authorization or Declaration               9
     Section 7.2     Record Date With Regard to Distributions
                     and Share Dividends                        9

ARTICLE EIGHT - SHARES

     Section 8.1     Authorization and Issuance of Shares       10
     Section 8.2     Share Certificates                         10
     Section 8.3     Rights of Corporation with Respect
                       to Registered Owners                     10
     Section 8.4     Transfers of Shares                        10
     Section 8.5     Duty of Corporation to Register Transfer   10
     Section 8.6     Lost, Stolen or Destroyed Certificates     11
     Section 8.7     Fixing of Record Date With Regard to
                       Shareholder Action                       11


                                                              Page
                                                              ----
ARTICLE NINE - INDEMNIFICATION

     Section 9.1     Definitions                                11
     Section 9.2     Basic Indemnification Arrangement          13
     Section 9.3     Advances for Expenses                      14
     Section 9.4     Court-Ordered Indemnification and
                       Advances for Expenses                    15
     Section 9.5     Authorization of and Determination of
                       Entitlement to Indemnification           16
     Section 9.6     Indemnification of Employees and Agents    17
     Section 9.7     Limits on Indemnification                  17
     Section 9.8     Liability Insurance                        18
     Section 9.9     Witness Fees                               18
     Section 9.10    Report to Shareholders                     18
     Section 9.11    Security for Indemnification Obligations   18
     Section 9.12    No Duplication of Payments                 18
     Section 9.13    Subrogation                                18
     Section 9.14    Contract Rights                            18
     Section 9.15    Specific Performance                       19
     Section 9.16    Non-exclusivity, Etc.                      19
     Section 9.17    Amendments                                 19
     Section 9.18    Severability                               19

ARTICLE TEN - MISCELLANEOUS

     Section 10.1    Inspection of Books and Records            19
     Section 10.2    Fiscal Year                                20
     Section 10.3    Corporate Seal                             20
     Section 10.4    Annual Financial Statements                20
     Section 10.5    Conflict With Articles of Incorporation    20

ARTICLE ELEVEN - AMENDMENTS

     Section 11.1    Power to Amend Bylaws                      20



                                 ARTICLE ONE

                              Offices and Agent

                Section 1.1 Registered Office and Agent. The corporation shall maintain a registered office in the State of Georgia and shall have a registered agent whose business office is identical to the registered office.

                Section 1.2 Other Offices. In addition to its registered office, the corporation may have offices at any other place or places, within or without the State of Georgia, as the Board of Directors may from time to time select or as the business of the corporation may require or make desirable.

                                 ARTICLE TWO

                           Shareholders' Meetings

                Section 2.1 Place of Meetings. Meetings of shareholders may be held at any place within or without the State of Georgia as set forth in the notice thereof or in the event of a meeting held pursuant to waiver of notice, as set forth in the waiver, or if no place is so specified, at the principal office of the corporation.

                Section 2.2 Annual Meetings. The annual meeting of shareholders shall be held on a day to be determined by the Board of Directors for the purpose of electing directors and transacting any and all business that may properly come before the meeting.

                Section 2.3 Special Meetings. Special meetings of shareholders or a special meeting in lieu of the annual meeting of shareholders may be called at any time by the Board of Directors, the Chairman of the Board or the President. Special meetings of shareholders or a special meeting in lieu of the annual meeting of shareholders shall be called by the corporation upon the written request of the holders of twenty-five percent (25%) of all the votes entitled to be cast on the issue or issues proposed to be considered at the proposed special meeting.

                Section 2.4 Notice of Meetings. Unless waived as contemplated in Section 5.2, a notice of each meeting of shareholders stating the date, time and place of the meeting shall be given not less than ten (10) days nor more than sixty (60) days before the date thereof, by or at the direction of the Chairman of the Board, the President, the Secretary, or the officer or persons calling the meeting, to each shareholder entitled to vote at that meeting. In the case of an annual meeting, the notice need not state the purpose or purposes of the meeting unless the articles of incorporation or the Georgia Business Corporation Code (the "Code") requires the purpose or purposes to be stated in the notice of the meeting. In the case of a special meeting, including a special meeting in lieu of an annual meeting, the notice of meeting shall state the purpose or purposes for which the meeting is called.

                Section 2.5 Voting Group. Voting group means all shares of one or more classes or series that are entitled to vote and be counted together collectively on a matter at a meeting of shareholders. All shares entitled to vote generally on the matter are for that purpose a single voting group.

                Section 2.6 Quorum. With respect to shares entitled to vote as a separate voting group on a matter at a meeting of shareholders, the presence, in person or by proxy, of a majority of the votes entitled to be cast on the matter by the voting group shall constitute a quorum of that voting group for action on that matter unless the articles of incorporation or the Code provides otherwise. Once a share is represented for any purpose at a meeting, other than solely to object to holding the meeting or to transacting business at the meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of the meeting unless a new record date is or must be set for the adjourned meeting pursuant to Section 8.7 of these bylaws.

                Section 2.7 Vote Required for Action. If a quorum exists, action on a matter (other than the election of directors) by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the articles of incorporation, provisions of these bylaws validly adopted by the shareholders, or the Code requires a greater number of affirmative votes. If the articles of incorporation or the Code provide for voting by two or more voting groups on a matter, action on that matter is taken only when voted upon by each of those voting groups counted separately. Action may be taken by one voting group on a matter even though no action is taken by another voting group entitled to vote on the matter. With regard to the election of directors, unless otherwise provided in the articles of incorporation, if a quorum exists, action on the election of directors is taken by a plurality of the votes cast by the shares entitled to vote in the election.

                Section 2.8 Voting of Shares. Unless the articles of incorporation or the Code provides otherwise, each outstanding share having voting rights shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. Voting on all matters shall be by voice vote or by show of hands unless any qualified voter, prior to the voting on any matter, demands vote by ballot, in which case each ballot shall state the name of the shareholder voting and the number of shares voted by him, and if the ballot be cast by proxy, it shall also state the name of the proxy.

                Section 2.9 Proxies. A shareholder entitled to vote pursuant to
Section 2.8 may vote in person or by proxy pursuant to an appointment of proxy executed in writing by the shareholder or by his attorney-in-fact. An appointment of proxy shall be valid for only one meeting to be specified therein, and any adjournments of such meeting, but shall not be valid for more than eleven months unless expressly provided therein. Appointments of proxy shall be dated and filed with the records of the meeting to which they relate. If the validity of any appointment of proxy is questioned, it must be submitted to the secretary of the meeting of shareholders for examination or to a proxy officer or committee appointed by the person presiding at the meeting. The secretary of the meeting or, if appointed, the proxy officer or committee, shall determine the validity or invalidity of any appointment of proxy submitted and reference by the secretary in the minutes of the meeting to the regularity of an appointment of proxy shall be received as prima facie evidence of the facts stated for the purpose of establishing the presence of a quorum at the meeting and for all other purposes.

                Section 2.10 Presiding Officer. The Chairman of the Board, or in his absence, the President shall serve as the chairman of every meeting of shareholders unless another person is elected by shareholders to serve as chairman at the meeting. The chairman shall appoint any persons he deems required to assist with the meeting.

                Section 2.11 Adjournments. Whether or not a quorum is present to organize a meeting, any meeting of shareholders (including an adjourned meeting) may be adjourned by the holders of a majority of the voting shares represented at the meeting to reconvene at a specific time and place, but no later than 120 days after the date fixed for the original meeting unless the requirements of the Code concerning the selection of a new record date have been met. At any reconvened meeting within that time period, any business may be transacted that could have been transacted at the meeting that was adjourned. If notice of the adjourned meeting was properly given, it shall not be necessary to give any notice of the reconvened meeting or of the business to be transacted, if the date, time and place of the reconvened meeting are announced at the meeting that was adjourned and before adjournment; provided, however, that if a new record date is or must be fixed, notice of the reconvened meeting must be given to persons who are shareholders as of the new record date.

                Section 2.12 Action of Shareholders Without a Meeting. Action required or permitted to be taken at a meeting of shareholders may be taken without a meeting if the action is taken by all shareholders entitled to vote on the action or, if so provided in the articles of incorporation, by persons who would be entitled to vote at a meeting shares having voting power to cast not less than the minimum number (or numbers, in the case of voting by groups) of votes that would be necessary to authorize or take the action at a meeting at which all shareholders entitled to vote were present and voted. The action must be evidenced by one or more written consents describing the action taken, signed by shareholders entitled to take action without a meeting and delivered to the corporation for inclusion in the minutes or filing with the corporate records. The corporation shall give written notice of actions taken as required by the Code.

                                ARTICLE THREE

                           The Board of Directors

                Section 3.1 General Powers. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the Board of Directors. In addition to the powers and authority expressly conferred upon it by these bylaws, the Board of Directors may exercise all powers of the corporation and do all lawful acts and things that are not by law, by any legal agreement among shareholders, by the articles of incorporation or by these bylaws directed or required to be exercised or done by the shareholders.

                Section 3.2 Number, Election and Term of Office. The number of directors of the corporation shall not be less than three (3) nor more than ten
(10), the precise number to be fixed by resolution of shareholders or of the Board of Directors from time to time. Except as provided in Section 3.4, the directors shall be elected by the vote of shareholders as set forth in Section
2.7 at each annual meeting of shareholders or special meeting in lieu of the annual meeting. Except in case of death, written resignation, retirement, disqualification or removal, each director shall serve until the next succeeding annual meeting and thereafter until his successor is elected and qualifies or until the number of directors is decreased.

                Section 3.3 Removal. One or more directors may be removed from office with or without cause by shareholders by a majority of the votes entitled to be cast. If the director was elected by a voting group, only shareholders of that voting group may participate in the vote to remove him. Removal action may be taken at any meeting of shareholders with respect to which the notice stated that the purpose, or one of the purposes, of the meeting is removal of the director, and a removed director's successor may be elected at the same meeting.

                Section 3.4 Vacancies. A vacancy occurring in the Board of Directors, other than by reason of an increase in the number of directors, shall be filled for the unexpired term by the first to take action of (a) shareholders or (b) the Board of Directors, and if the directors remaining in office constitute fewer than a quorum of the Board of Directors, they may fill the vacancy by the affirmative vote of a majority of all directors remaining in office. If the vacant office was held by a director elected by a voting group, only the holders of shares of that voting group or the remaining directors elected by that voting group are entitled to vote to fill the vacancy. A vacancy occurring in the Board of Directors by reason of an increase in the number of directors shall be filled in like manner as any other vacancy, but if filled by action of the Board of Directors shall only be for a term of office continuing until the next election of directors by shareholders and until the election and qualification of a successor.

                Section 3.5 Compensation. Unless the articles of incorporation provide otherwise, the Board of Directors may determine from time to time the compensation, if any, directors may receive for their services as directors. A director may also serve the corporation in a capacity other than that of director and receive compensation, as determined by the Board of Directors, for services rendered in any other capacity.

                                ARTICLE FOUR

                     Meetings of the Board of Directors

                Section 4.1 Regular Meetings. Regular meetings of the Board of Directors shall be held immediately after the annual meeting of shareholders or a special meeting in lieu of the annual meeting. In addition, the Board of Directors may schedule other meetings to occur at regular intervals throughout the year.

                Section 4.2 Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board or the President or by any two directors in office at that time.

                Section 4.3 Place of Meetings. Directors may hold their meetings at any place within or without the State of Georgia as the Board of Directors may from time to time establish for regular meetings or as set forth in the notice of special meetings or, in the event of a meeting held pursuant to waiver of notice, as set forth in the waiver.

                Section 4.4 Notice of Meetings. No notice shall be required for any regularly scheduled meeting of the directors. Unless waived as contemplated in Section 5.2, each director shall be given at least one day's notice (as set forth in Section 5.1) of each special meeting stating the date, time and place of the meeting.

                Section 4.5 Quorum. Unless a greater number is required by the articles of incorporation, these bylaws, or the Code, a quorum of the Board of Directors consists of a majority of the total number of directors that has been prescribed by resolution of shareholders or of the Board of Directors pursuant to Section 3.2.

                Section 4.6  Vote Required for Action.

                (a) If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the Board of Directors unless the Code, the articles of incorporation or these bylaws require the vote of a greater number of directors.

                (b) A director who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless:

                (i) he objects at the beginning of the meeting (or promptly upon his arrival) to holding it or transacting business at the meeting;

                (ii) his dissent or abstention from the action taken is entered in the minutes of the meeting; or

                (iii) he delivers written notice of his dissent or abstention to the presiding officer of the meeting before its adjournment or to the corporation immediately after adjournment of the meeting.

The right of dissent or abstention is not available to a director who votes in favor of the action taken.

                Section 4.7 Participation by Conference Telephone. Any or all directors may participate in a meeting of the Board of Directors or of a committee of the Board of Directors through the use of any means of communication by which all directors participating may simultaneously hear each other during the meeting.

                Section 4.8 Action by Directors Without a Meeting. Unless the articles of incorporation or these bylaws provide otherwise, any action required or permitted to be taken at any meeting of the Board of Directors or any action that may be taken at a meeting of a committee of the Board of Directors may be taken without a meeting if the action is taken by all the members of the Board of Directors (or of the committee as the case may be). The action must be evidenced by one or more written consents describing the action taken, signed by each director (or each director serving on the committee, as the case may be), and delivered to the corporation for inclusion in the minutes or filing with the corporate records.

                Section 4.9 Adjournments. Whether or not a quorum is present to organize a meeting, any meeting of directors (including an adjourned meeting) may be adjourned by a majority of the directors present, to reconvene at a specific time and place. At any reconvened meeting any business may be transacted that could have been transacted at the meeting that was adjourned. If notice of the adjourned meeting was properly given, it shall not be necessary to give any notice of the reconvened meeting or of the business to be transacted, if the date, time and place of the reconvened meeting are announced at the meeting that was adjourned.

                Section 4.10 Committees of the Board of Directors. The Board of Directors by resolution may designate from among its members an executive committee and one or more other committees, each consisting of one or more directors all of whom serve at the pleasure of the Board of Directors. Except as limited by the Code, each committee shall have the authority set forth in the resolution establishing the committee. The provisions of this Article Four as to the Board of Directors and its deliberations shall be applicable to any committee of the Board of Directors.

                                ARTICLE FIVE

        Manner of Notice and Waiver as to Shareholders and Directors

                Section 5.1 Procedure. Whenever these bylaws require notice to be given to any shareholder or director, the notice shall be given in accordance with this Section

5.1. Notice under these bylaws shall be in writing unless oral notice is reasonable under the circumstances. Any notice to directors may be written or oral. Notice may be communicated in person; by telephone, telegraph, teletype, or other form of wire or wireless communication; or by mail or private carrier. If these forms of personal notice are impracticable, notice may be communicated by a newspaper of general circulation in the area where published, or by radio, television or other form of public broadcast communication. Written notice to the shareholders, if in a comprehensible form, is effective when mailed, if mailed with first-class postage prepaid and correctly addressed to the shareholder's address shown in the corporation's current record of shareholders. Except as provided above, written notice, if in a comprehensible form, is effective at the earliest of the following:

                (i) when received or when delivered, properly addressed, to the addressee's last known principal place of business or residence;

                (ii) five days after its deposit in the mail, as evidenced by the postmark, if mailed with first-class postage prepaid and correctly addressed; or

                (iii) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee.

Oral notice is effective when communicated if communicated in a comprehensible manner.

In calculating time periods for notice, when a period of time measured in days, weeks, months, years or other measurement of time is prescribed for the exercise of any privilege or the discharge of any duty, the first day shall not be counted but the last day shall be counted.

                Section 5.2  Waiver.

                (a) A shareholder may waive any notice before or after the date and time stated in the notice. Except as provided below in (b), the waiver must be in writing, be signed by the shareholder entitled to the notice, and be delivered to the corporation for inclusion in the minutes or filing with the corporate records.

                (b) A shareholder's attendance at a meeting (i) waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and (ii) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

                (c) Unless required by the Code, neither the business transacted nor the purpose of the meeting need be specified in the waiver.

                (d) A director may waive any notice before or after the date and time stated in the notice. Except as provided below in (e), the waiver must be in writing, signed by the director entitled to the notice, and delivered to the corporation for inclusion in the minutes or filing with the corporate records.

                (e) A director's attendance at or participation in a meeting waives any required notice to him of the meeting unless the director at the beginning of the meeting (or promptly upon his arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

                                 ARTICLE SIX

                                  Officers

                Section 6.1 Number. The officers of the corporation shall consist of a President and a Secretary and any other officers as may be appointed by the Board of Directors or appointed by a duly appointed officer pursuant to this Article Six. The Board of Directors shall from time to time create and establish the duties of the other officers. Any two or more offices may be held by the same person.

                Section 6.2 Election and Term. All officers shall be appointed by the Board of Directors or by a duly appointed officer pursuant to this Article Six and shall serve at the pleasure of the Board of Directors or the appointing officers as the case may be. All officers, however appointed, may be removed with or without cause by the Board of Directors and any officer or assistant officer appointed by an authorized officer may be removed at any time with or without cause by any officer having authority to appoint such officer or assistant officer.

                Section 6.3 Compensation. The compensation of all officers of the corporation appointed by the Board of Directors shall be fixed by the Board of Directors.

                Section 6.4 Chairman of the Board. The Chairman of the Board of Directors, if one shall have been elected, shall call to order meetings of the shareholders, the Board of Directors and the Executive Committee and shall act as chairman of such meetings. The Chairman of the Board shall perform such other duties as the directors may direct from time to time.

                Section 6.5 President. The President shall be the chief executive officer of the corporation and shall have general supervision of the business of the corporation. He shall see that all orders and resolutions of the Board of Directors are carried into effect. If there is no Chairman of the Board currently in office, the President shall also perform the duties of the Chairman of the Board. The President shall perform such other duties as may from time to time be delegated to him by the Board of Directors.

                Section 6.6 Vice Presidents. In the absence or disability of the President, or at the direction of the President, the Vice President, if any, shall perform the duties and exercise the powers of the President. If the corporation has more than one Vice President the one designated by the Board of Directors shall act in lieu of the President. Vice Presidents shall perform whatever duties and have whatever powers the Board of Directors may from time to time assign.

                Section 6.7 Secretary. The Secretary shall be responsible for preparing minutes of the acts and proceedings of all meetings of shareholders and of the Board of Directors and any committees thereof. He shall have authority to give all notices required by law or these bylaws. He shall be responsible for the custody of the corporate books, records, contracts and other documents. The Secretary may affix the corporate seal to any lawfully executed documents and shall sign any instruments as may require his signature. The Secretary shall authenticate records of the corporation. The Secretary shall perform whatever additional duties and have whatever additional powers the Board of Directors may from time to time assign him. In the absence or disability of the Secretary or at the direction of the President, any assistant secretary may perform the duties and exercise the powers of the Secretary.

                Section 6.8 Treasurer. The Treasurer shall be responsible for the custody of all funds and securities belonging to the corporation and for the receipt, deposit or disbursement of funds and securities under the direction of the Board of Directors. The Treasurer shall cause to be maintained full and true accounts of all receipts and disbursements and shall make reports of the same to the Board of Directors and the President upon request. The Treasurer shall perform all duties as may be assigned to him from time to time by the Board of Directors.

                Section 6.9 Bonds. The Board of Directors by resolution may require any or all of the officers, agents or employees of the corporation to give bonds to the corporation, with sufficient surety or sureties, conditioned on the faithful performance of the duties of their respective offices or positions, and to comply with any other conditions as from time to time may be required by the Board of Directors.

                                ARTICLE SEVEN

                      Distributions and Share Dividends

                Section 7.1 Authorization or Declaration. Unless the articles of incorporation provide otherwise, the Board of Directors from time to time in its discretion may authorize or declare distributions or share dividends in accordance with the Code.

                Section 7.2 Record Date With Regard to Distributions and Share Dividends. For the purpose of determining shareholders entitled to a distribution (other than one involving a purchase, redemption or other reacquisition of the corporation's shares) or a share dividend, the Board of Directors may fix a date as the record date. If no record date is fixed by the Board of Directors, the record date shall be determined in accordance with the provisions of the Code.

                                ARTICLE EIGHT

                                   Shares

                Section 8.1 Authorization and Issuance of Shares. In accordance with the Code, the Board of Directors may authorize shares of any class or series provided for in the articles of incorporation to be issued for any consideration valid under the provisions of the Code. To the extent provided in the articles of incorporation, the Board of Directors shall determine the preferences, limitations, and relative rights of the shares.

                Section 8.2 Share Certificates. The interest of each shareholder in the corporation shall be evidenced by a certificate or certificates representing shares of the corporation which shall be in such form as the Board of Directors from time to time may adopt. Share certificates shall be numbered consecutively, shall be in registered form, shall indicate the date of issuance, the name of the corporation and that it is organized under the laws of the State of Georgia, the name of the shareholder, and the number and class of shares and the designation of the series, if any, represented by the certificate. Each certificate shall be signed by any one of the Chairman of the Board, the President, a Vice President, the Secretary or the Treasurer. The corporate seal need not be affixed.

                Section 8.3 Rights of Corporation With Respect to Registered Owners. Prior to due presentation for transfer of registration of its shares, the corporation may treat the registered owner of the shares as the person exclusively entitled to vote the shares, to receive any share dividend or distribution with respect to the shares, and for all other purposes; and the corporation shall not be bound to recognize any equitable or other claim to or interest in the shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

                Section 8.4 Transfers of Shares. Transfers of shares shall be made upon the transfer books of the corporation, kept at the office of the transfer agent designated to transfer the shares, only upon direction of the person named in the certificate or by an attorney lawfully constituted in writing; and before a new certificate is issued, the old certificate shall be surrendered for cancellation or, in the case of a certificate alleged to have been lost, stolen or destroyed, the requirements of Section 8.6 of these bylaws shall have been met.

                Section 8.5 Duty of Corporation to Register Transfer. Notwithstanding any of the provisions of Section 8.4 of these bylaws, the corporation is under a duty to register the transfer of its shares only if:

                (i) the certificate is endorsed by the appropriate person or persons;

                (ii) reasonable assurance is given that the endorsement or affidavit is genuine and effective;

                (iii) the corporation either has no duty to inquire into adverse claims or has discharged that duty;

                (iv) the requirements of any applicable law relating to the collection of taxes have been met; and

                (v) the transfer in fact is rightful or is to a bona fide purchaser.

                Section 8.6 Lost, Stolen or Destroyed Certificates. Any person claiming a share certificate to be lost, stolen or destroyed shall make an affidavit or affirmation of the fact in the manner required by the Board of Directors and, if the Board of Directors requires, shall give the corporation a bond of indemnity in form and amount, and with one or more sureties satisfactory to the Board of Directors, as the Board of Directors may require, whereupon an appropriate new certificate may be issued in lieu of the one alleged to have been lost, stolen or destroyed.

                Section 8.7 Fixing of Record Date With Regard to Shareholder Action. For the purpose of determining shareholders entitled to notice of a shareholders' meeting, to demand a special meeting, to vote or to take any other action, the Board of Directors may fix a future date as the record date, which date shall be not more than seventy (70) days prior to the date on which the particular action, requiring a determination of shareholders, is to be taken. A determination of shareholders entitled to notice of or to vote at a shareholders' meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting. If no record date is fixed by the Board of Directors, the record date shall be determined in accordance with the provisions of the Code.

                                ARTICLE NINE

                               Indemnification

                Section 9.1  Definitions.  As used in this Article, the term:

                (a) "Change in Control" shall have occurred if, during any period of two consecutive years, individuals who at the beginning of such period constitute the board of directors of the corporation cease for any reason to constitute at least a majority thereof, unless the election of each new director was approved in advance by a vote of at least a majority of the directors then still in office who were directors at the beginning of the period.

                (b)     "Code" means the Georgia Business Corporation Code.

                (c) "Corporation" includes any domestic or foreign predecessor entity of the corporation in a merger or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

                (d) "Director" or "officer" means an individual who is or was a director or board-elected officer, respectively, of the corporation or who, while a director or officer of the corporation, is or was serving at the corporation's request as a director, officer, partner, trustee, employee, or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan, or other entity. A director or officer is considered to be serving an employee benefit plan at the corporation's request if his or her duties to the corporation also impose duties on, or otherwise involve services by, the director or officer to the plan or to participants in or beneficiaries of the plan. "Director" or "officer" includes, unless the context otherwise requires, the estate or personal representative of a director or officer.

                (e) "Disinterested director" or "disinterested officer" means a director or officer, respectively who at the time of a vote or selection referred to in subsection 9.5(b) or 9.5(c) is not:

                A party to the proceeding; or

                An individual who is a party to a proceeding having a familial, financial, professional, or employment relationship with the person whose indemnification or advance for expenses is the subject of the decision being made with respect to the proceeding, which relationship would, in the circumstances, reasonably be expected to exert an influence on the director's or officer's judgment when voting on the decision being made.

                (f)     "Expenses" includes counsel fees.

                (g) "Liability" means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses incurred with respect to a proceeding.

                (h)     "Official capacity" means:

                        (1) When used with respect to a director, the office of director in the corporation; and

                        (2) When used with respect to an officer, the office in the corporation held by the officer.

Official capacity does not include service for any other domestic or foreign corporation or any partnership, joint venture, trust, employee benefit plan, or other entity.

                (i) "Party" includes an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

                (j) "Proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative or investigative and whether formal or informal.

                (k) "Reviewing Party" shall mean the person or persons making the entitlement determination pursuant to Section 9.5 of this Article, and shall not include a court making any determination under this Article or otherwise.

                Section 9.2  Basic Indemnification Arrangement.

                (a) Except as provided in subsections 9.2(d), 9.2(e) or Section 9.7(a) below, the corporation shall indemnify an individual who is a party to a proceeding because he or she is or was a director or officer against liability incurred in the proceeding if:

                    (1) Such individual conducted himself or herself in good faith; and

                    (2) Such individual reasonably believed:

                        (A) In the case of conduct in his or her official capacity, that such conduct was in the best interests of the corporation;

                        (B) In all other cases, that such conduct was at least not opposed to the best interests of the corporation; and

                        (C) In the case of any criminal proceeding, that the individual had no reasonable cause to believe such conduct was unlawful.


                (b) A director's or officer's conduct with respect to an employee benefit plan for a purpose he or she believed in good faith to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subsection 9.2(a)(2)(B) above.

                (c) The termination of a proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director or officer did not meet the standard of conduct described in subsection 9.2(a).

                (d) The corporation may not indemnify a director or officer under this Article:

                        (1) In connection with a proceeding by or in the right of the corporation, except for reasonable expenses, penalties, fines (including an excise tax assessed with respect to an employee benefit plan) and amounts paid in settlement incurred in connection with the proceeding if it is determined that the director or officer has met the relevant standard of conduct under subsection 9.2(a); or

                        (2) In connection with any proceeding with respect to conduct for which he or she was adjudged liable on the basis that personal benefit was improperly received by him or her, whether or not involving action in his or her official capacity.

                (e) Notwithstanding any other provision of this Article, no person shall be entitled to indemnification or advance for expenses hereunder with respect to any proceeding or claim brought or made by him or her against the corporation, other than a proceeding or claim seeking or defending such person's right to indemnification or advancement of expense pursuant to Section
9.4 hereof or otherwise.

                (f) If any person is entitled under any provision of this Article to indemnification by the corporation for some portion of liability incurred by him or her, but not the total amount thereof, the corporation shall indemnify such person for the portion of such liability to which he or she is entitled.

                (g) The corporation shall indemnify a director or officer who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because he or she was a director or officer of the corporation against reasonable expenses incurred by the director or officer in connection with the proceeding.

                Section 9.3  Advances for Expenses.

                (a) The corporation shall, before final disposition of a proceeding, advance funds to pay for or reimburse the reasonable expenses incurred by a director or officer who is a party to a proceeding because he or she is a director or officer if he or she delivers to the corporation:

                        (1) A written affirmation of his or her good faith belief that he or she has met the relevant standard of conduct described in subsection 9.2(a) above and that his or her conduct does not constitute behavior of the kind described in subsection 9.7(b) below or that the proceeding involves conduct for which such person's liability has been eliminated under the corporation's articles of incorporation; and

                        (2) His or her written undertaking (meeting the qualifications set forth below in subsection 9.3(b)) to repay any funds advanced if it is ultimately determined that he or she is not entitled to indemnification under this Article or the Code.

                (b) The undertaking required by subsection 9.3(a)(2) above must be an unlimited general obligation of the proposed indemnitee but need not be secured and shall be accepted without reference to the financial ability of the proposed indemnitee to make repayment. If a director or officer seeks to enforce his or her rights to indemnification in a court pursuant to Section 9.4 below, such undertaking to repay shall not be applicable or enforceable unless and until there is a final court determination that he or she is not entitled to indemnification, as to which all rights of appeal have been exhausted or have expired.

                Section 9.4 Court-Ordered Indemnification and Advances for Expenses.

                (a) A director or officer who is a party to a proceeding because he or she is a director or officer may apply for indemnification or advance for expenses to the court conducting the proceeding or to another court of competent jurisdiction. For purposes of this Article, the corporation hereby consents to personal jurisdiction and venue in any court in which is pending a proceeding to which a director or officer is a party. Regardless of any determination by the Reviewing Party that the proposed indemnitee is not entitled to indemnification or as to the reasonableness of expenses, and regardless of any failure by the Reviewing Party to make a determination as to such entitlement or the reasonableness of expenses, such court's review shall be a de novo review. After receipt of an application and after giving any notice it considers necessary, the court shall:

                        (1) Order indemnification or advance for expenses if it determines that the director or officer is entitled to indemnification or advance for expenses; or

                        (2) Order indemnification or advance for expenses if it determines, in view of all the relevant circumstances, that it is fair and reasonable to indemnify the director or officer, or to advance expenses to the director or officer, even if the director or officer has not met the relevant standard of conduct, failed to comply with the requirements for advance of expenses, or was adjudged liable in a proceeding referred to in subsection 9.2(d) above (in which case any court-ordered indemnification need not be limited to reasonable expenses incurred by the indemnitee but may include expenses, penalties, fines, judgments, amounts paid in settlement and any other amounts ordered by the court to be indemnified).

                (b) If the court determines that the director or officer is entitled to indemnification or advance for expenses, the corporation shall pay the director's or officer's reasonable expenses to obtain court-ordered indemnification or advance for expenses.

                Section 9.5 Authorization of and Determination of Entitlement to Indemnification.

                (a) The corporation acknowledges that indemnification of a director or officer under Section 9.2 has been pre-authorized by the corporation as permitted by Section 14-2-859(a) of the Code. Nevertheless, the corporation shall not indemnify a director or officer under Section 9.2 unless a determination has been made for the specific proceeding that indemnification of the director or officer is permissible in the circumstances because he or she has met the relevant standard of conduct set forth in subsection 9.2(a); provided, however, that no entitlement decision need be made prior to the advance of expenses and that, regardless of the result or absence of any such determination, the corporation shall make any indemnification mandated by
Section 9.2(g) above.

                (b) The determination referred to in subsection 9.5(a) above shall be made as follows (unless a Change in Control shall have occurred after the director or officer first began serving as a director or officer, in which case the proposed indemnitee director or officer shall be entitled to designate that the determination shall be made by special legal counsel selected by him or her):

                        (1) If there are two or more disinterested directors, by the board of directors of the corporation by a majority vote of all disinterested directors (a majority of whom shall for such purpose constitute a quorum) or by a majority of the members of a committee of two or more disinterested directors appointed by such a vote;

                        (2)     By special legal counsel:

                                (A)     Selected in the manner prescribed in
              paragraph (1) of this subsection 9.5(b); or

                                (B) If there are fewer than two disinterested
              directors, selected by the board of directors (in which selection directors who do not qualify as disinterested directors may participate); or

                        (3) By the shareholders, but shares owned by or voted under the control of a director or officer who at the time does not qualify as a disinterested director or disinterested officer may not be voted on the determination.

                (c) As acknowledged above, the corporation has pre-authorized the indemnification of directors and officers hereunder, subject to a determination for a specific proceeding that the director or officer met the relevant standard of conduct under subsection 9.2(a). Consequently, no further decision need or shall be made on a case-by-case basis as to the authorization of the corporation's indemnification of directors or officers hereunder. Nevertheless, except as set forth in subsection 9.5(d) below, evaluation as to reasonableness of expenses of a director or officer for a specific proceeding shall be made in the same manner as the determination that indemnification is permissible, as described in subsection 9.5(b) above, except that if there are fewer than two disinterested directors or if the determination is made by special legal counsel, evaluation as to reasonableness of expenses shall be made by those entitled under subsection 9.5(b)(2)(B) to select special legal counsel.

                (d) Notwithstanding the requirement under subsection 9.5(c) that the Reviewing Party evaluate the reasonableness of expenses claimed by the proposed indemnitee, any expenses claimed by the proposed indemnitee shall be deemed reasonable if the Reviewing Party fails to make the evaluation required by subsection 9.5(c) within sixty (60) days following the proposed indemnitee's written request for indemnification or advance for expenses.

                Section 9.6 Indemnification of Employees and Agents. The corporation may, subject to authorization in the specific case, indemnify and advance expenses under this Article to an employee or agent of the corporation who is not a director or officer to the same extent as to a director or officer, or to any lesser extent (or greater extent if permitted by law) determined by the board of directors, in each case consistent with public policy.

                Section 9.7  Limits on Indemnification.

                (a) Regardless of whether a proposed indemnitee has met the relevant standard of conduct set forth in subsection 9.2(a), the corporation shall not indemnify a director or officer under this Article for any liability incurred in a proceeding in which the director or officer is adjudged liable to the corporation or is subjected to injunctive relief in favor of the corporation:

                    (1) For any appropriation, in violation of his or her duties, of any business opportunity of the corporation;

                    (2) For acts or omissions which involve intentional misconduct or a knowing violation of law;

                    (3) For the types of liability set forth in Section 14-2-832 of the code; or

                    (4) For any transaction from which he or she received an improper personal benefit.

                Section 9.8 Liability Insurance. The corporation may purchase and maintain insurance on behalf of an individual who is a director, officer, employee or agent of the corporation or who, while a director, officer, employee or agent of the corporation, serves at the corporation's request as a director, officer, partner, trustee, employee or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan, or other entity against liability asserted against or incurred by him or her in that capacity or arising from his or her status as a director, officer, employee, or agent, whether or not the corporation would have power to indemnify or advance expenses to him or her against the same liability under this Article or the Code.

                Section 9.9 Witness Fees. Nothing in this Article shall limit the corporation's power to pay or reimburse expenses incurred by a person in connection with his or her appearance as a witness in a proceeding at a time when he or she is not a party.

                Section 9.10 Report to Shareholders. To the extent and in the manner required by the Code from time to time, if the corporation indemnifies or advances expenses to a director or officer in connection with a proceeding by or in the right of the corporation, the corporation shall report the indemnification or advance to the shareholders.

                Section 9.11 Security for Indemnification Obligations. The corporation may at any time and in any manner, at the discretion of the board of directors, secure the corporation's obligations to indemnify or advance expenses to a person pursuant to this Article.

                Section 9.12 No Duplication of Payments. The corporation shall not be liable under this Article to make any payment to a person hereunder to the extent such person has otherwise actually received payment (under any insurance policy, agreement or otherwise) of the amounts otherwise payable hereunder.

                Section 9.13 Subrogation. In the event of payment under this Article, the corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the corporation effectively to bring suit to enforce such rights.

                Section 9.14 Contract Rights. The right to indemnification and advancement of expenses conferred hereunder to directors and officers shall be a contract right and shall not be affected adversely to any director or officer by any amendment of these bylaws with respect to any action or inaction occurring prior to such amendment; provided, however, that this provision shall not confer upon any indemnitee or potential indemnitee (in his or her capacity as such) the right to consent or object to any subsequent amendment of these bylaws.

                Section 9.15 Specific Performance. In any proceeding brought by or on behalf of an officer or director to specifically enforce the provisions of this Article, the corporation hereby waives the claim or defense therein that the plaintiff or claimant has an adequate remedy at law, and the corporation shall not urge in any such proceeding the claim or defense that such remedy at law exists. The provisions of this Section 9.15, however, shall not prevent the officer or director from seeking a remedy at law in connection with any breach of the provisions of this Article.

                Section 9.16 Non-exclusivity, Etc. The rights of a director or officer hereunder shall be in addition to any other rights with respect to indemnification, advancement of expenses or otherwise that he or she may have under contract or the Georgia Business Corporation Code or otherwise.

                Section 9.17 Amendments. It is the intent of the corporation to indemnify and advance expenses to its directors and officers at least to the full extent that a Georgia business corporation may, without shareholder approval, indemnify or advance expenses to its directors under the Georgia Business Corporation Code, as amended from time to time. To the extent that the Georgia Business Corporation Code is hereafter amended to permit a Georgia business corporation, without the need for shareholder approval, to provide to its directors greater rights to indemnification or advances for expenses than those specifically set forth hereinabove, this Article shall be deemed amended to require such greater indemnification or more liberal advances for expenses to the corporation's directors and officers, in each case consistent with the Georgia Business Corporation Code as so amended from time to time. No amendment, modification or rescission of this Article, or any provision hereof, the effect of which would diminish the rights to indemnification or advancement of expenses as set forth herein shall be effective as to any person with respect to any action taken or omitted by such person prior to such amendment, modification or rescission.

                Section 9.18 Severability. To the extent that the provisions of this Article are held to be inconsistent with the provisions of Part 5 of
Article 8 of the Georgia Business Corporation Code, such provisions of such Code shall govern. In the event that any of the provisions of this Article (including any provision within a single section, subsection, division or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions of this Article shall remain enforceable to the fullest extent permitted by law.

                                 ARTICLE TEN

                                Miscellaneous

                Section 10.1 Inspection of Books and Records. The Board of Directors shall have power to determine which accounts, books and records of the corporation shall be opened to the inspection of shareholders, except those as may by law specifically be made open to inspection, and shall have power to fix reasonable rules and regulations not in conflict with the applicable law for the inspection of accounts, books and records which by law or by determination of the Board of Directors shall be open to inspection. Without the prior approval of the Board of Directors in their discretion, the right of inspection set forth in Section 14-2-1602(c) of the Code shall not be available to any shareholder owning two (2%) percent or less of the shares outstanding.

                Section 10.2 Fiscal Year. The Board of Directors is authorized to fix the fiscal year of the corporation and to change the same from time to time as it deems appropriate.

                Section 10.3 Corporate Seal. If the Board of Directors determines that there should be a corporate seal for the corporation, it shall be in the form as the Board of Directors may from time to time determine.

                Section 10.4 Annual Financial Statements. In accordance with the Code, the corporation shall prepare and provide to shareholders such financial statements as may be required by the Code.

                Section 10.5 Conflict With Articles of Incorporation. In the event that any provision of these bylaws conflicts with any provision of the articles of incorporation, the articles of incorporation shall govern.

                               ARTICLE ELEVEN

                                 Amendments

                Section 11.1 Power to Amend Bylaws. The Board of Directors shall have power to alter, amend or repeal these bylaws or adopt new bylaws, but any bylaws adopted by the Board of Directors may be altered, amended or repealed, and new bylaws adopted, by the shareholders. The shareholders may prescribe by expressing in the action they take in adopting or amending any bylaw or bylaws that the bylaw or bylaws so adopted or amended shall not be altered, amended or repealed by the Board of Directors.